Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contacts:	Victor Vilaplana/Kendall Helm
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS

2013 FINANCIAL RESULTS

•

Company Reaffirms 2014 Consolidated Earnings-per-Share Guidance Range of $4.25 to $4.55

•

Dividend Increased 5 Percent to $2.64 Per Share Annually

•

Cameron LNG Project Advances with Key Permit for Exports to Non-FTA Countries, FERC Environmental Review

SAN DIEGO, Feb. 27, 2014 – Sempra Energy (NYSE: SRE) today reported 2013 earnings of $1 billion, or $4.01 per diluted share, compared with 2012 earnings of $859 million, or $3.48 per diluted share.

As previously announced, full-year 2013 results included $77 million for the 2012 retroactive benefit from the California Public Utilities Commission (CPUC) General Rate Case decision for San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas), offset by a $119 million charge related to the closure of the San Onofre Nuclear Generating Station (SONGS).  Sempra Energy’s 2012 results included $239 million of non-cash charges for the write-down of its investment in the Rockies Express Pipeline, offset by the receipt of a $25 million after-tax cash payment from Kinder Morgan related to the sale of its ownership in the pipeline.

 Sempra Energy’s fourth-quarter earnings were $282 million, or $1.13 per diluted share, in 2013, compared with $293 million, or $1.18 per diluted share, in 2012.

Earnings for Guidance Comparison

For comparison with 2013 earnings-per-share guidance of $4.30 to $4.60, Sempra Energy’s full-year diluted earnings per share in 2013 were $4.49, which excluded the $119 million charge related to SONGS, but included the $77 million retroactive benefit for 2012 from the CPUC General Rate Case.

“In 2013, we laid the foundation for our future growth, while continuing to achieve our financial and operational objectives,” said Debra L. Reed, chairman and CEO of Sempra Energy.  “We launched the first successful initial public offering for an energy company in Mexico.  We also advanced several key projects, including Cameron LNG, new Mexican pipelines, and hydropower and electric transmission in South America.  Additionally, our California utilities resolved their 2012 General Rate Case and continued to make significant investments in critical new infrastructure, technology and safety programs for their customers.  All of these activities support earnings growth and an increasing dividend.”

Last week, Sempra Energy’s board of directors approved a 5-percent increase in the company’s dividend to $2.64 per share from $2.52 per share, on an annualized basis.

On Feb. 11, Sempra Energy received a conditional permit from the U.S. Department of Energy to export natural gas to non-Free-Trade-Agreement countries from the company’s Cameron LNG facility in Louisiana.  Cameron LNG is one of only six U.S. projects to date to receive an export permit.  Among natural gas export projects currently under federal regulatory review, Cameron LNG is the first to have received a schedule for environmental review from the Federal Energy Regulatory Commission (FERC).  The FERC schedule calls for issuance of a Final Environmental Impact Statement on or before April 30, the last major regulatory step before Cameron LNG receives a FERC order authorizing construction and operation of the project.  The company expects to break ground on the project later this year, with the first LNG being produced for export in 2018 and the first full year of commercial operations of all three liquefaction trains in 2019.

“Exporting natural gas will lead to the creation of thousands of new jobs and bolster U.S. economic growth,” Reed said.

CALIFORNIA UTILITIES

San Diego Gas & Electric

Earnings for SDG&E in 2013 were $404 million, compared with $484 million in 2012.  The decrease in earnings for the year was due primarily to the $119 million charge related to the closure of SONGS and lower authorized rates of return.  The lower earnings were offset partially by higher CPUC base operating margin and increased operating efficiencies in 2013, as well as a $52 million retroactive benefit in 2013 for 2012 operations as a result of the General Rate Case decision.

SDG&E’s fourth-quarter earnings increased to $119 million in 2013 from $110 million in 2012, due primarily to higher CPUC base margin, partially offset by lower authorized rates of return and reduced revenues related to the closure of SONGS.

Southern California Gas Co.

SoCalGas’ earnings rose to $364 million in 2013 from $289 million in 2012, due primarily to higher CPUC base operating margin and recovery of certain costs associated with the utility’s pipeline integrity program.  In 2013, SoCalGas also recorded a $25 million retroactive benefit for 2012 operations as a result of the General Rate Case decision.  In the fourth quarter 2013, SoCalGas’ earnings were $98 million, compared with earnings of $99 million in the fourth quarter 2012.

SEMPRA INTERNATIONAL

Sempra South American Utilities

In 2013, earnings for Sempra South American Utilities were $153 million, compared with $164 million in 2012, due primarily to $11 million in losses related to the 2013 sale of the company’s Argentine investments.  In the fourth quarter 2013, Sempra South American Utilities had earnings of $43 million, compared with $46 million in the fourth quarter 2012.

Sempra Mexico

Sempra Mexico’s earnings in 2013 were $122 million, compared with $157 million in 2012.  Sempra Mexico’s fourth-quarter earnings were $26 million in 2013, compared with $35 million in 2012.  The decrease in Sempra Mexico’s earnings for both the quarter and the year was due primarily to dilution from the effect of the IEnova initial public offering and a change in Mexican tax law that resulted in a $13 million increase in deferred tax expense.

SEMPRA U.S. GAS & POWER

Sempra Natural Gas

Sempra Natural Gas earned $64 million in 2013, compared with a loss of $241 million in 2012.  In 2013, Sempra Natural Gas recorded a $44 million gain on the sale of a 625-megawatt block of the Mesquite Power Plant.  Sempra Natural Gas’ 2012 results included the $239 million charge related to the Rockies Express Pipeline, partially offset by the $25 million after-tax cash payment from Kinder Morgan.  In the fourth quarter 2013, Sempra Natural Gas earned $9 million, compared with earnings of $19 million in the fourth quarter 2012, due primarily to the $25 million Kinder Morgan payment in 2012, offset by lower LNG operating costs in 2013.

Sempra Renewables

In 2013, earnings for Sempra Renewables were $62 million, compared with $61 million in 2012.  Fourth-quarter earnings for Sempra Renewables were $6 million in 2013, compared with $14 million in 2012, due primarily to deferred tax benefits in 2012 from assets placed into service.

2014 EARNINGS GUIDANCE

Sempra Energy today reaffirmed its consolidated earnings-per-share guidance range for 2014 of $4.25 to $4.55.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures for Sempra Energy include 2013 earnings-per-share guidance and 2013 earnings per share for guidance comparison.  Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the fourth-quarter financial tables.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 8066611.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2013 revenues of more than $10.5 billion.  The Sempra Energy companies’ 17,000 employees serve more than 31 million consumers worldwide.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “plans,” “estimates,”  “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “may,” “potential,” “target,” “pursue,” “goals,” “outlook,” “maintain” or similar expressions, or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate; capital markets conditions, including the availability of credit and the liquidity of our investments; the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects; inflation, interest and exchange rates; the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our California utilities’ cost of capital; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station (SONGS); weather conditions, natural disasters, catastrophic accidents, and conservation efforts; risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight; risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest; wars, terrorist attacks and cybersecurity threats; business, regulatory, environmental and legal decisions and requirements; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through our electric transmission and distribution system; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not the same companies as the California utilities, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra International, LLC and Sempra U.S. Gas & Power, LLC are not regulated by the California Public Utilities Commission. Sempra International’s underlying entities include Sempra Mexico and Sempra South American Utilities. Sempra U.S. Gas & Power’s underlying entities include Sempra Renewables and Sempra Natural Gas.

SEMPRA ENERGY
Table A

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2013	2012	2013	2012
	(unaudited)
REVENUES
Utilities	$ 2,420	$ 2,342	$ 9,309	$ 8,441
Energy-related businesses	285	326	1,248	1,206
Total revenues	2,705	2,668	10,557	9,647
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(464)	(426)	(1,646)	(1,290)
Cost of electric fuel and purchased power	(471)	(508)	(1,932)	(1,760)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(110)	(135)	(435)	(481)
Other cost of sales	(34)	(42)	(178)	(159)
Operation and maintenance	(833)	(826)	(2,995)	(2,956)
Depreciation and amortization	(285)	(287)	(1,113)	(1,090)
Franchise fees and other taxes	(91)	(95)	(374)	(359)
Loss from plant closure	-	-	(200)	-
Gain on sale of assets	1	-	114	7
Equity earnings (losses), before income tax	10	56	31	(319)
Other income, net	61	35	140	172
Interest income	5	10	20	24
Interest expense	(146)	(141)	(559)	(493)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	348	309	1,430	943
Income tax expense	(39)	(11)	(366)	(59)
Equity earnings, net of income tax	11	7	24	36
Net income	320	305	1,088	920
Earnings attributable to noncontrolling interests	(38)	(11)	(79)	(55)
Call premium on preferred stock of subsidiary	-	-	(3)	-
Preferred dividends of subsidiaries	-	(1)	(5)	(6)
Earnings	$ 282	$ 293	$ 1,001	$ 859

Basic earnings per common share	$ 1.15	$ 1.21	$ 4.10	$ 3.56
Weighted-average number of shares outstanding, basic (thousands)	244,398	241,984	243,863	241,347

Diluted earnings per common share	$ 1.13	$ 1.18	$ 4.01	$ 3.48
Weighted-average number of shares outstanding, diluted (thousands)	249,946	247,570	249,332	246,693

Dividends declared per share of common stock	$ 0.63	$ 0.60	$ 2.52	$ 2.40

SEMPRA ENERGY
Table A (Continued)

Sempra Energy Consolidated

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS TO SEMPRA ENERGY ADJUSTED EARNINGS EXCLUDING LOSS FROM PLANT CLOSURE AND RETROACTIVE IMPACTS OF 2012 GENERAL RATE CASE (GRC) IN 2013, AND NET IMPAIRMENT CHARGE IN 2012 (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share excluding 1) in the year ended December 31, 2013, a $119 million loss from plant closure resulting from the early retirement of the San Onofre Nuclear Generating Station (SONGS) and $77 million retroactive impacts of the 2012 GRC for the full-year 2012 and 2) in the year ended December 31, 2012, a $214 million impairment charge on our investment in Rockies Express Pipeline LLC, net of a $25 million Kinder Morgan receipt in the fourth quarter, are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States). Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2013 to 2012 and to future periods, and also as a base for projection of future compounded annual growth rate. Our 2013 guidance of $4.30 to $4.60 per diluted share also excludes the $119 million loss from plant closure, or $0.48 per diluted share. Management believes that excluding the impact of the loss from plant closure from current year guidance provides a more meaningful measure of Sempra Energy's financial performance in 2013 in comparison to previously issued guidance. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2013	2012	2013	2012
Sempra Energy GAAP Earnings	$ 282	$ 293	$ 1,001	$ 859
Add: Loss from plant closure	-	-	119	-
Less: Retroactive impact of 2012 GRC for full-year 2012	-	-	(77)	-
Add: Year-to-date impairment charge in 2012, net of fourth-quarter receipt	-	(25)	-	214
Sempra Energy Adjusted Earnings	$ 282	$ 268	$ 1,043	$ 1,073

Diluted earnings per common share:
Sempra Energy GAAP Earnings	$ 1.13	$ 1.18	$ 4.01	$ 3.48
Sempra Energy Adjusted Earnings	$ 1.13	$ 1.08	$ 4.18	$ 4.35
Weighted-average number of shares outstanding, diluted (thousands)	249,946	247,570	249,332	246,693

San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas)

RECONCILIATION OF SDG&E AND SOCALGAS GAAP EARNINGS TO ADJUSTED EARNINGS EXCLUDING LOSS FROM PLANT CLOSURE AT SDG&E AND RETROACTIVE IMPACTS OF 2012 GRC AT BOTH SDG&E AND SOCALGAS IN 2013 (Unaudited)

SDG&E Adjusted Earnings for the year ended December 31, 2013 excluding a $119 million loss from plant closure resulting from the early retirement of SONGS and $52 million retroactive impact of the 2012 GRC for the full-year 2012 in 2013 is a non-GAAP financial measure. SoCalGas Adjusted Earnings for the year ended December 31, 2013 excluding $25 million retroactive impact of the 2012 GRC for the full-year 2012 in 2013 is a non-GAAP financial measure. Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of SDG&E's and SoCalGas' business operations from 2013 to 2012 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to SDG&E Earnings and SoCalGas Earnings, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions)	2013	2012	2013	2012
SDG&E GAAP Earnings	$ 119	$ 110	$ 404	$ 484
Add: Loss from plant closure	-	-	119	-
Less: Retroactive impact of 2012 GRC for full-year 2012	-	-	(52)	-
SDG&E Adjusted Earnings	$ 119	$ 110	$ 471	$ 484

SoCalGas GAAP Earnings	$ 98	$ 99	$ 364	$ 289
Less: Retroactive impact of 2012 GRC for full-year 2012	-	-	(25)	-
SoCalGas Adjusted Earnings	$ 98	$ 99	$ 339	$ 289

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in millions)	2013	2012

Assets
Current assets:
Cash and cash equivalents	$ 904	$ 475
Restricted cash	24	46
Accounts receivable, net	1,522	1,299
Due from unconsolidated affiliates	4	-
Income taxes receivable	85	56
Deferred income taxes	301	148
Inventories	287	408
Regulatory balancing accounts – undercollected	556	395
Regulatory assets	38	62
Fixed-price contracts and other derivatives	106	95
U.S. Treasury grants receivable	-	258
Asset held for sale, power plant	-	296
Other	170	157
Total current assets	3,997	3,695

Investments and other assets:
Restricted cash	25	22
Due from unconsolidated affiliate	14	-
Regulatory assets arising from pension and other postretirement benefit obligations	435	1,151
Other regulatory assets	2,113	1,591
Nuclear decommissioning trusts	1,034	908
Investments	1,575	1,516
Goodwill	1,024	1,111
Other intangible assets	426	436
Sundry	1,141	878
Total investments and other assets	7,787	7,613
Property, plant and equipment, net	25,460	25,191
Total assets	$ 37,244	$ 36,499

Liabilities and Equity
Current liabilities:
Short-term debt	$ 545	$ 546
Accounts payable	1,215	1,110
Dividends and interest payable	271	266
Accrued compensation and benefits	376	337
Regulatory balancing accounts – overcollected	91	141
Current portion of long-term debt	1,147	725
Fixed-price contracts and other derivatives	55	77
Customer deposits	154	143
Reserve for wildfire litigation	63	305
Other	452	608
Total current liabilities	4,369	4,258
Long-term debt	11,253	11,621

Deferred credits and other liabilities:
Customer advances for construction	155	144
Pension and other postretirement benefit obligations, net of plan assets	667	1,456
Deferred income taxes	2,804	2,100
Deferred investment tax credits	42	46
Regulatory liabilities arising from removal obligations	2,623	2,720
Asset retirement obligations	2,084	2,033
Fixed-price contracts and other derivatives	228	252
Deferred credits and other	1,169	1,107
Total deferred credits and other liabilities	9,772	9,858
Contingently redeemable preferred stock of subsidiary	-	79
Equity:
Total Sempra Energy shareholders’ equity	11,008	10,282
Preferred stock of subsidiary	20	20
Other noncontrolling interests	822	381
Total equity	11,850	10,683
Total liabilities and equity	$ 37,244	$ 36,499

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
(Dollars in millions)	2013	2012

Cash Flows from Operating Activities
Net income	$ 1,088	$ 920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,113	1,090
Deferred income taxes and investment tax credits	334	(43)
Gain on sale of assets	(114)	(7)
Loss from plant closure	200	-
Equity (earnings) losses	(55)	324
Fixed-price contracts and other derivatives	(21)	(26)
Other	13	41
Net change in other working capital components	(620)	(630)
Changes in other assets	(171)	219
Changes in other liabilities	17	130
Net cash provided by operating activities	1,784	2,018

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(2,572)	(2,956)
Proceeds from sale of assets and investments	570	74
Expenditures for investments and acquisition of businesses, net of cash acquired	(22)	(445)
Proceeds from U.S. Treasury grants	238	-
Distributions from RBS Sempra Commodities LLP	50	-
Distributions from other investments	102	207
Purchases of nuclear decommissioning and other trust assets	(697)	(738)
Proceeds from sales by nuclear decommissioning and other trusts	695	733
Decrease in restricted cash	329	196
Increase in restricted cash	(356)	(218)
Advances to unconsolidated affiliates	(14)	-
Other	(12)	(11)
Net cash used in investing activities	(1,689)	(3,158)

Cash Flows from Financing Activities
Common dividends paid	(606)	(550)
Redemption of preferred stock of subsidiary	(82)	-
Preferred dividends paid by subsidiaries	(5)	(6)
Issuances of common stock	62	78
Repurchases of common stock	(45)	(16)
Issuances of debt (maturities greater than 90 days)	2,081	3,097
Payments on debt (maturities greater than 90 days)	(1,788)	(1,112)
Proceeds from sale of noncontrolling interest, net of $25 in offering costs	574	-
Increase (decrease) in short-term debt, net	256	(47)
Purchase of noncontrolling interests	-	(7)
Distributions to noncontrolling interests	(69)	(61)
Other	(40)	(21)
Net cash provided by financing activities	338	1,355

Effect of exchange rate changes on cash and cash equivalents	(4)	8

Increase in cash and cash equivalents	429	223
Cash and cash equivalents, January 1	475	252
Cash and cash equivalents, December 31	$ 904	$ 475

SEMPRA ENERGY
Table D

SEGMENT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions)	2013	2012	2013	2012
	(unaudited)
Earnings (Losses)
California Utilities:
San Diego Gas & Electric	$ 119	$ 110	$ 404	$ 484
Southern California Gas	98	99	364	289
Sempra International:
Sempra South American Utilities	43	46	153	164
Sempra Mexico	26	35	122	157
Sempra U.S. Gas & Power:
Sempra Renewables	6	14	62	61
Sempra Natural Gas	9	19	64	(241)
Parent & Other	(19)	(30)	(168)	(55)
Earnings	$ 282	$ 293	$ 1,001	$ 859

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions)	2013	2012	2013	2012
	(unaudited)
Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 299	$ 239	$ 978	$ 1,237
Southern California Gas	241	177	762	639
Sempra International:
Sempra South American Utilities	80	67	200	184
Sempra Mexico	91	32	371	45
Sempra U.S. Gas & Power:
Sempra Renewables	58	228	193	1,089
Sempra Natural Gas	18	58	87	202
Parent & Other	1	-	3	5
Consolidated Capital Expenditures and Investments	$ 788	$ 801	$ 2,594	$ 3,401

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
UTILITIES	2013	2012	2013	2012

California Utilities – SDG&E and SoCalGas
Gas Sales (bcf)(1)	104	102	380	380
Transportation (bcf)(1)	172	181	699	736
Total Deliveries (bcf)(1)	276	283	1,079	1,116
Total Gas Customers (Thousands)			6,706	6,678

Electric Sales (Millions of kWhs)(1)	3,858	4,220	16,163	16,626
Direct Access (Millions of kWhs)	912	926	3,593	3,399
Total Deliveries (Millions of kWhs)(1)	4,770	5,146	19,756	20,025
Total Electric Customers (Thousands)			1,408	1,401

Other Utilities
Natural Gas Sales (bcf)
Mexico	6	6	24	23
Mobile Gas	11	10	40	43
Willmut Gas(2)	1	-	3	1
Natural Gas Customers (Thousands)
Mexico			99	93
Mobile Gas			87	88
Willmut Gas(2)			19	20
Electric Sales (Millions of kWhs)
Peru	1,763	1,672	6,984	6,668
Chile	729	683	2,856	2,698
Electric Customers (Thousands)
Peru			996	959
Chile			640	623

ENERGY-RELATED BUSINESSES

Sempra International
Power Sold (Millions of kWhs)
Sempra Mexico	850	706	3,752	3,817

Sempra U.S. Gas & Power
Power Sold (Millions of kWhs)
Sempra Renewables(3)	628	440	2,470	1,207
Sempra Natural Gas(4)	1,261	1,179	4,328	6,580

(1) Includes intercompany sales.
(2) Acquired in May 2012.

(3) Includes 50% of total power sold related to solar and wind projects in which Sempra Energy has a 50% ownership. These subsidiaries are not consolidated within Sempra Energy and the related investments are accounted for under the equity method.

(4) Sempra Natural Gas sold one 625-megawatt (MW) block of its 1,250-MW Mesquite Power natural gas-fired power plant in February 2013.